UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Lincare Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764

April 12, 2004

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida, on Monday, May 17, 2004, at 11:00 A.M.

The principal business of the meeting will be to elect directors for the ensuing year and to approve the Company’s 2004 Stock Plan. During the meeting, we also will review the Company’s 2003 results and report on significant aspects of our business during the first quarter of fiscal 2004.

If you are not planning to attend the Annual Meeting, it is still important that your shares be represented. Please complete, sign, date, and return to the Company the enclosed proxy card in the envelope provided at your earliest convenience. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

JOHN P. BYRNES

Chairman and Chief Executive Officer

LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 17, 2004
____________________

The Annual Meeting of Stockholders of Lincare Holdings Inc., a Delaware corporation (the “Company”), will be held on May 17, 2004, at 11:00 A.M. at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida.

The Annual Meeting will be held: (i) to elect a Board of Directors consisting of six persons for a one year term; (ii) to approve the Company’s 2004 Stock Plan; and (iii) to transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

Stockholders of record at the close of business on March 31, 2004, are entitled to notice of the Annual Meeting and to vote the shares held on that date at the Annual Meeting.

By Order of the Board of Directors.

PAUL G. GABOS

Chief Financial Officer and Secretary

Clearwater, Florida
April 12, 2004

YOUR VOTE IS IMPORTANT

     NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

LINCARE HOLDINGS INC.
19387 U.S. 19 North
Clearwater, Florida 33764

__________________

PROXY STATEMENT
__________________

This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida, on May 17, 2004, at 11:00 A.M. (the “Annual Meeting”), and any adjournment thereof. The matters to be considered and acted upon at the meeting are set forth in the attached Notice of Annual Meeting. This Proxy Statement, the Notice of Annual Meeting, and the form of Proxy will first be sent to Stockholders on or about April 12, 2004.

The record date for determining Stockholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as the close of business on March 31, 2004. As of that date there were 99,284,241 shares of Common Stock (“Common Stock”) of the Company outstanding and entitled to vote. These shares outstanding exclude 23,830,798 shares held by the Company in treasury. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. The Common Stock is the only outstanding class of the Company’s securities.

If the accompanying Proxy is signed and returned, the shares represented by the Proxy will be voted as specified in the Proxy. Where no choice is specified, the Proxy will be voted in favor of the proposals described herein. Stockholders who execute Proxies may revoke them by notifying the Secretary at any time prior to the voting of the Proxies. The execution of the enclosed proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person.

The presence, in person or by proxy, of the holders of Common Stock representing a majority of the issued and outstanding Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the Annual Meeting will be counted by the person(s) appointed by the Company to act as election inspector(s) for the Annual Meeting. Abstentions and broker non-votes will be treated as present for purposes of a quorum, but will have no effect on the votes required to elect directors or to approve any other matter.

If any other matters are properly presented at the Annual Meeting, the persons named in the form of Proxy will be entitled to vote on those matters for you. As of the date of mailing of this Proxy Statement, the Company was not aware of any other matters to be raised at the Annual Meeting.

Expense and Manner of Solicitation

The Company will bear the cost of the solicitation of Proxies from its Stockholders. The Company will cause banks, brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the Company’s Common Stock held of record by such custodians, nominees and fiduciaries. The Company will reimburse such banks, brokerage firms, custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. In addition to solicitations by mail, the Company’s directors, officers and employees (at no additional compensation), may also solicit Proxies from Stockholders by personal contact, by telephone or by any other means if necessary in order to assure sufficient representation at the Annual Meeting.

2

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information available as of the March 31, 2004, record date with respect to the beneficial ownership of the Company’s Common Stock by each person who is known by the Company to beneficially own more than 5% of the Common Stock and by each Director and Executive Officer and by all Directors and Executive Officers as a group. Unless otherwise indicated, the address of all Directors and Executive Officers is c/o Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, FL 33764. Shares beneficially owned by each Director and Executive Officer do not include options to purchase shares of the Company’s Common Stock that are not exercisable within 60 days of the record date with respect to this Proxy solicitation.

Beneficial Owner	Shares Beneficially Owned	Percent
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	14,320,616	14.4%
Capital Group International, Inc.(1) 11100 Santa Monica Blvd. Los Angeles, CA 90025	10,327,300	10.4%
GE Asset Management Incorporated(1) 3003 Summer Street Stamford, CT 06904	7,332,364	7.4%
John P. Byrnes(2)	3,277,695	3.3%
Paul G. Gabos(3)	1,227,988	1.2%
Shawn S. Schabel(4)	1,352,700	1.4%
Stuart H. Altman, Ph.D.(5)	72,000	(*)
Chester B. Black(5)	75,184	(*)
Frank D. Byrne, M.D.(5)	74,600	(*)
Frank T. Cary(6)	222,000	(*)
William F. Miller, III(5)	82,000	(*)
All Executive Officers and Directors as a Group (eight persons)	6,384,167	6.4%

_______________

(1)	All information relating to shares beneficially owned is derived from Schedule 13G filings with the Securities and Exchange Commission.

(2)	Includes currently exercisable options to purchase 3,265,000 shares of Common Stock.

(3)	Includes currently exercisable options to purchase 1,185,000 shares of Common Stock.

(4)	Includes currently exercisable options to purchase 1,345,000 shares of Common Stock.

(5)	Includes currently exercisable options to purchase 72,000 shares of Common Stock.

(6)	Includes currently exercisable options to purchase 144,000 shares of Common Stock.

(*)	The percentage of shares beneficially owned does not exceed 1.0% of the Common Stock outstanding.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s Directors and Executive Officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission and the National Association of Securities Dealers National Market System initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, Executive Officers, and greater than 10% stockholders are required by the Securities Exchange Commission to furnish the Company with copies of the reports they file.

The Company believes that all of its Directors, Executive Officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 2003 fiscal year.

Election of Board of Directors

A Board of six (6) Directors will be elected by a plurality of the votes cast by Stockholders represented and entitled to vote at the Annual Meeting. All nominees identified below are expected to serve if elected, and each of them has consented to being named in this Proxy Statement and to serve if elected. All nominees are current Directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named in the form of Proxy shall have the right to vote according to their judgment for another person instead of such unavailable nominee.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF MESSRS. BYRNES, ALTMAN, BLACK, BYRNE, CARY AND MILLER.

Information Regarding the Board of Directors and Executive Officers

The following table provides information regarding each nominee to the Board of Directors, as recommended by the Nominating Committee of the Board of Directors.

Name	Age	Position
John P. Byrnes	45	Chairman of the Board, Chief Executive Officer
Stuart H. Altman, Ph.D.	66	Director
Chester B. Black	58	Director
Frank D. Byrne, M.D.	51	Director
Frank T. Cary	83	Director
William F. Miller, III	54	Director

All Directors are elected annually and hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Under NASDAQ rules that become applicable to the Company on the date of the Annual Meeting, a director of the Company will only qualify as an “independent director” if, in the opinion of the Company’s Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Messrs. Altman, Black, Byrne, Cary and Miller have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is independent as defined under Rule 4200 of the Marketplace Rules of the NASDAQ Stock Market, Inc.

Directors and Executive Officers

John P. Byrnes has served as the Chief Executive Officer of the Company since January 1997 and as a Director of the Company since May 1997. Mr. Byrnes was appointed Chairman of the Board in March 2000. Mr. Byrnes also served as the Company’s President from June 1996 until April 2003. Prior to becoming the Company’s President, Mr. Byrnes served the Company in a number of capacities over a ten-year period, including serving as the Company’s Chief Operating Officer throughout 1996. Mr. Byrnes is also a Director of Kinetic Concepts, Inc.

Stuart H. Altman, Ph.D. has been a Director of the Company since December 2001. Dr. Altman, Professor of National Health Policy at Brandeis University, is a member of the faculty of The Heller School for Social Policy and Management on Brandeis’ Waltham, Massachusetts campus and an economist whose research interests are primarily in the area of federal and state health policy. He is currently Co-Chair of the Governor/Legislative Health Care Task Force for the Commonwealth of Massachusetts. In 1997, he was appointed by President Clinton to the National Bipartisan Commission on the Future of Medicare. Dr. Altman was Dean of the Heller School from 1977 to 1993 and served as interim President of Brandeis University from 1990 to 1991. Earlier in his career, Dr. Altman was Deputy Assistant Secretary for Planning and Evaluation/Health at the U.S. Department of Health Education & Welfare and has since advised national and state governments on major health care issues and legislation. Dr. Altman is also a Director of IDX Systems Corporation and OrthoLogic Corp.

Chester B. Black has been a Director of the Company since January 1991. From November 1990 until December 1995, Mr. Black served as Chairman and Vice Chairman of Med Alliance, Inc. From June 1989 until November 1990, Mr. Black was Chairman and President of RB Diagnostic, a provider of diagnostic imaging services. During the past five years, Mr. Black has been involved as an investor and director in several privately held health care services businesses.

Frank D. Byrne, M.D. has been a Director of the Company since December 1999. From 1991 until 2004, he served Parkview Health, an integrated delivery network headquartered in Fort Wayne, Indiana, in a variety of executive, governance, and clinical leadership roles, including service as president of Parkview Hospital, a 550-bed community hospital, from 1995 to 2002. Dr. Byrne practiced pulmonary and critical care medicine from 1982 to 1994. He is a Clinical Professor of Medicine at the Indiana University School of Medicine and holds fellowships in the American College of Physicians, the American College of Chest Physicians, the American College of Healthcare Executives, and the American College of Physician Executives, on which he serves as board member. Dr. Byrne has a B.S. from the University of Notre Dame, a Master of Medical Management from Carnegie Mellon University, and an M.D. from the State University of New York Downstate Medical Center. He also serves as board member of a privately held local Indiana bank, and a midwest regional healthcare group purchasing cooperative.

Frank T. Cary has been a Director of the Company since July 1991. Mr. Cary served as IBM’s Chief Executive Officer from 1973 to 1981. Mr. Cary is also a Director of Celgene Corporation, Cygnus, Inc., ICOS Corporation, Lexmark International Group, Inc. and VION Pharmaceuticals, Inc.

William F. Miller, III has been a Director of the Company since December 1997. Mr. Miller is the Chairman and Chief Executive Officer of HMS Holdings Corp. HMS is a publicly traded company that furnishes proprietary information management, data processing and software (including consulting) services to health care providers and payors, including government health service agencies. From 1983 to 1999, Mr. Miller served as President and Chief Operating Officer of Emcare Holdings, Inc. Prior to joining Emcare, Mr. Miller held financial and management positions in the health care industry, including positions as chief executive officer and chief financial officer of various hospitals and administrator/director of operations of a multi-specialty physician group practice. Mr. Miller is also a Director of AMN Healthcare Services, Inc.

Paul G. Gabos has served as the Chief Financial Officer of the Company since June 1997. Prior to his appointment as Chief Financial Officer, Mr. Gabos served as Vice President, Administration. Before joining Lincare in 1993, Mr. Gabos worked for Coopers & Lybrand and for Dean Witter Reynolds Inc. Mr. Gabos holds a Bachelor of Science in Economics from The Wharton School of the University of Pennsylvania. Mr. Gabos is also a Director of Pediatrix Medical Group, Inc.

Shawn S. Schabel was appointed President of the Company in April 2003 and Chief Operating Officer of the Company in January 2001. From 1998 to 2001, Mr. Schabel served as Senior Vice President of the Company. Mr. Schabel served the Company in a number of management capacities since joining Lincare in 1989. Mr. Schabel holds a Respiratory Therapy degree from Wichita State University. Mr. Schabel is also a Director of Odyssey HealthCare, Inc.

Compensation of Directors

Directors Stuart H. Altman, Ph.D., Chester B. Black, Frank D. Byrne, M.D., Frank T. Cary and William F. Miller, III each receive $40,000 per annum for their services as Directors of the Company. In addition, all of the Company’s Directors are reimbursed for out-of-pocket expenses and are eligible to participate in the Company’s stock option plans.

Committees and Meetings of the Board of Directors

The standing committees of the Board of Directors consist of an Audit Committee, a Nominating Committee, a Compensation Committee and a Stock Plan Committee. No incumbent director during 2003 attended fewer than 75% of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he serves. The Board of Directors held four meetings during 2003. Beginning in 2004, the independent directors will hold at least two regularly scheduled executive sessions per year at which only independent directors will be present. The Company has no policy regarding Board member attendance at the Annual Meeting. In 2003, John Byrnes, Chairman of the Board, attended the Annual Meeting.

Audit Committee.    The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board of Directors in achieving its oversight and monitoring responsibilities to the Stockholders relating to the accounting and financial reporting processes, financial controls and audits of the financial statements of the Company. The Board of Directors has approved a formal written charter for the Audit Committee, a copy of which is included as Exhibit A to this Proxy Statement and the Audit Committee has reviewed and reassessed the adequacy of the charter in the past year. The Audit Committee, comprised of Messrs. Cary, Byrne and Miller, held five meetings in 2003. The Board of Directors has an Audit Committee of at least three members, each of whom must: (i) be independent as defined under Rule 4200(a)(15) of the NASD listing standards; (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c) of the Exchange Act); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Nominating Committee.    The Nominating Committee selects and recommends candidates to the Board of Directors to be submitted for election at the Annual Meeting and candidates to fill any vacancies on the Board. The Nominating Committee does not have a formal written charter. The Nominating Committee will consider nominees for Director proposed by stockholders in the same manner as it considers Nominating Committee nominees. The Company’s Bylaws permit stockholders to nominate Directors at a stockholder meeting provided that stockholders give timely notice thereof in writing to the Secretary of the Company and otherwise comply with the procedures set forth in the Company’s Bylaws. The Nominating Committee was established by the Board of Directors on February 25, 2003, and is comprised of Messrs. Altman, Black, Byrne, Cary and Miller, each of whom is independent as defined under the new rules of the NASDAQ Stock Market that became applicable to the Company on the date of the Annual Meeting. The Nominating Committee met for the first time in February of 2004.

Compensation Committee.    The Compensation Committee reviews and recommends the cash compensation and bonuses of the Executive Officers of the Company. The Compensation Committee is comprised of Messrs. Altman, Black and Miller, each of whom is independent as defined under the new rules of the NASDAQ Stock Market that became applicable to the Company on the date of the Annual Meeting, and held three meetings in 2003. A meeting was held by the Compensation Committee in February of 2004 to review and recommend the cash compensation and bonuses of the Executive Officers based on the 2003 operating performance of the Company.

Stock Plan Committee.    The Stock Plan Committee administers the stock option plans of the Company. The Stock Plan Committee is comprised of Messrs. Altman, Black and Miller and held three meetings in 2003.

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The Chairman of the Audit Committee, with the assistance of the Company’s Compliance Officer, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications to Board of Directors, c/o Audit Committee, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764.

Executive Compensation

The following table sets forth all compensation paid to, or earned by, each of the Company’s Executive Officers for the 2003, 2002 and 2001 fiscal years.

Summary Compensation Table

	Annual Compensation				Long Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Other Annual Compensation(1)	Securities Underlying Stock Options (# of Shares)	All Other Compensation(2)
John P. Byrnes Chief Executive Officer	2003 2002 2001	$771,163 753,630 742,169	$1,118,186 717,250 392,600	$12,000 11,000 10,500	300,000 300,000 800,000	— — $2,351,000
Paul G. Gabos Chief Financial Officer and Secretary	2003 2002 2001	$385,581 376,815 371,085	$559,092 358,625 196,300	$12,000 11,000 10,500	150,000 100,000 520,000	— — $1,087,000
Shawn S. Schabel President and Chief Operating Officer	2003 2002 2001	$385,581 376,815 371,085	$559,092 358,625 196,300	$12,000 11,000 10,500	150,000 100,000 520,000	— — $1,087,000

_______________

(1)	The Company made a contribution on behalf of each participating employee under the Company’s 401(k) Plan.

(2)

The Company entered into employment agreements on January 1, 1997, June 1, 1997 and January 1, 1998 with Messrs. Byrnes, Gabos and Schabel, respectively, which were set to expire on December 31, 2001. On December 15, 2001, the Company entered into new employment agreements with each Executive Officer with a term of employment from January 1, 2002 through December 31, 2004. These agreements, among other things, contain provisions related to the Executive Officers’ duties, annual compensation and benefits, covenants not to compete, and severance arrangements. In consideration of each Executive Officer’s agreement to remain employed by the Company after 2001 under the terms set forth in his employment agreement, the Compensation Committee of the Board of Directors authorized a one-time lump sum payment to each Executive Officer in the amounts shown in the table.

The following table sets forth the options granted to the Company’s Executive Officers in fiscal 2003.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(3)	Expiration Date	5% $	10% $
John P. Byrnes(1)	300,000	15.9%	$30.13	1/31/10	$3,499,130	$8,090,033
Paul G. Gabos(2)	150,000	8.0%	$30.13	1/31/10	$1,749,565	$4,045,017
Shawn S. Schabel(2)	150,000	8.0%	$30.13	1/31/10	$1,749,565	$4,045,017

_________________

(1)	Options to purchase 300,000 shares of Common Stock were granted under the Company’s 2001 Stock Plan with an exercise price of $30.13 and an expiration date of January 31, 2010. Fifty percent of the options became exercisable on January 31, 2004 and the balance will become exercisable on January 31, 2005.

(2)	Options to purchase 150,000 shares of Common Stock were granted under the Company’s 2001 Stock Plan with an exercise price of $30.13 and an expiration date of January 31, 2010. Fifty percent of the options became exercisable on January 31, 2004 and the balance will become exercisable on January 31, 2005.

(3)	The exercise price per share for each option grant was equal to the market price of the Company’s Common Stock as of the date the option was granted.

The following table sets forth aggregate options exercised by the Company’s Executive Officers in fiscal 2003 and the number and value of unexercised options at fiscal 2003 year end.

Aggregate Options Exercised in Last Fiscal Year
and Fiscal Year End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at FY-End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End(1) Exercisable/Unexercisable
John P. Byrnes	10,000	$241,982	3,115,000/550,000	$44,549,478/$654,500
Paul G. Gabos	310,000	$6,830,250	1,110,000/300,000	$12,194,300/$593,500
Shawn S. Schabel	80,000	$1,692,672	1,270,000/300,000	$14,657,100/$593,500

_________________

(1)	Value is calculated using the Company’s closing stock price on December 31, 2003 of $30.08 per share less the exercise price for such shares.

Employment Agreements

Mr. Byrnes serves as Chief Executive Officer at an annual salary of $785,000. Mr. Gabos serves as Chief Financial Officer and Secretary at an annual salary of $393,000. Mr. Schabel serves as President and Chief Operating Officer at an annual salary of $393,000.

The Company has employment agreements with Messrs. Byrnes, Gabos and Schabel. The agreements set forth the terms and conditions of each Executive Officer’s employment for a period beginning on January 1, 2002 and ending on December 31, 2004 or, if employment thereunder is earlier terminated, such shorter period. Each agreement provides for a base salary, annual cost of living adjustments and for such salary increases as may be determined by the Board of Directors in its sole discretion. In addition to salary, the employment agreements provide that each such person shall be eligible to receive bonus compensation based upon the annual percentage increase in the Company’s fully diluted earnings per share (“EPS”) and earnings before interest, taxes, depreciation and amortizaton (“EBITDA”). During the employment term, each Executive Officer shall be eligible to participate in all employee benefit programs generally available to executive employees in accordance with the provisions of any such plans and shall be entitled to reimbursement of certain out-of-pocket expenses incurred in the performance of such person’s duties on behalf of the Company. The employment agreements contain non-competition and non-solicitation provisions in effect during each Executive Officer’s employment term and during the two-year period commencing on the date the employment term ends for any reason whatsoever.

The employment agreements with Messrs. Byrnes, Gabos and Schabel provide for payments to be made to each Executive Officer upon the termination of such person’s employment pursuant to the occurrence of certain events. In the event of termination of employment by the Company other than for “cause,” then Company shall pay (in 12 equal monthly installments), as severance pay or liquidated damages, or both, an amount equal to the sum of (A) such person’s annual salary and (B) such person’s bonus in respect of the immediately preceding calendar year. In the event of termination of employment upon a change of control of the Company, then the Company shall pay (in a lump sum payment), as severance pay or liquidated damages, or both, an amount equal to two times the sum of (A) such person’s annual salary and (B) such person’s bonus in respect of the immediately preceding calendar year, and (C) an additional amount equal to the average annual cost for Company employees of obtaining certain post-employment medical insurance.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Altman, Black and Miller. No member of the Compensation Committee was an officer or employee of the Company during fiscal year 2003 nor had any relationship with the Company requiring disclosure under Item 402(j)(3) or Item 404 of Regulation S-K of the Securities Act of 1933 and the Securities Exchange Act of 1934.

Compensation Committee and Stock Plan Committee Reports

The Company’s executive compensation programs are intended to attract, retain and motivate high quality executives with a performance-based compensation package that promotes Company growth and enhancement of Stockholder value. The compensation programs consist of two significant portions, (i) cash compensation and (ii) equity-based incentive compensation, historically through the grant of stock options pursuant to the Company’s stock option plans.

The Company’s executive compensation programs are administered by two committees of the Board of Directors — the Compensation Committee and the Stock Plan Committee (collectively, the “Committees”). The Compensation Committee administers the cash portion of the executive compensation package, and the Stock Plan Committee administers the equity-based incentive portion.

Cash Compensation

The Compensation Committee views the cash compensation component to be in recognition of the contribution by the Executive Officers to the Company’s past financial performance. Determination of the size of the bonus component of each Executive Officer’s compensation package, as described below, was based on an objective, performance-based formula and other considerations.

The cash compensation of Messrs. Byrnes, Gabos and Schabel was determined for fiscal year 2003 pursuant to each Executive Officer’s employment agreement then in effect. See “EXECUTIVE COMPENSATION — Employment Agreements.” The original base salaries and objective bonus formula were negotiated by the Executive Officers, on the one hand, and an independent committee of the Board of Directors, on the other, at the time the employment agreements were executed.

The cash bonuses paid to Messrs. Byrnes, Gabos and Schabel for services performed in 2003 were determined based on the EPS and EBITDA growth formulas set forth in their respective employment agreements. The growth formulas, when applied to the Company’s growth in fiscal 2003 EPS and EBITDA, resulted in a bonus payment of 145% of each Executive Officer’s base salary. See “EXECUTIVE COMPENSATION — Summary Compensation Table.”

Equity-Based Incentive Compensation

The focus of the Stock Plan Committee in administering the equity incentives awarded to Executive Officers is on providing incentive to the Company’s senior management team to remain with the Company and to continue to contribute significantly to its performance.

The Stock Plan Committee administers the Non-Qualified Stock Option Plan, the 1991 Stock Plan, the 1994 Stock Plan, the 1996 Stock Plan, the 1998 Stock Plan, the 2000 Stock Plan and the 2001 Stock Plan, each of which provides for the grant of stock options. The 1991 Stock Plan, the 1994 Stock Plan, the 1996 Stock Plan, the 1998 Stock Plan and the 2000 Stock Plan also provide the flexibility to grant awards of restricted stock, but, to date, no such awards have been granted. In the opinion of the Stock

Plan Committee, stock option grants are, by definition, performance-based, in that the value of the option only increases through an increase in the Company’s stock price. Thus, to the extent of their option holdings, the interests of the Executive Officers are aligned with the interests of the Stockholders in maximizing the Company’s stock price.

This approach is evidenced by the fact that, to date, (i) all grants to Executive Officers under the Company’s stock plans have been subject to some delay in exercisability based on performance or continued employment, and (ii) all grants under the Company’s stock plans have been made at an exercise price equal to the fair market value of the Company’s stock as of the date of grant. Therefore, without an increase in stock price, the options have no realizable value. The Stock Plan Committee’s general philosophy is that option grants should be made with an exercise price equal to fair market value, with some element of forfeitability.

The Stock Plan Committee also believes that it is in the best interests of the Stockholders for the Executive Officers to have a significant equity incentive to maximize the value of the Company’s stock. The amount of this incentive, in the Committee’s view, should be determined based on long-term considerations, to balance the short-term formula-based mechanism utilized in the Company’s cash compensation system. Therefore, by design, the award of option grants is based on the Stock Plan Committee’s perception of the overall value of the Executive Officer to the Company’s long-term growth potential.

Grants to Chief Executive Officer

In 2003, the Committee granted to Mr. Byrnes options to purchase an aggregate of 300,000 shares of Common Stock. See “EXECUTIVE COMPENSATION — Option Grants in Last Fiscal Year.” The Committee, in determining the number of option shares to grant to Mr. Byrnes, considered the significant growth and profitability of the Company. The Company achieved growth in net revenues and earnings per share of 19% and 28%, respectively, in 2003. The growth in net revenues was a result of internal growth from existing operations and local and regional acquisitions. Earnings per share grew at a faster pace than net revenues in 2003 as a result of strong management of operating and administrative expenses and share repurchases. The Stock Plan Committee also considered the potential long-term contribution of Mr. Byrnes to the maximization of Stockholder value.

Grants to Other Executive Officers

During fiscal 2003, the Company also made option grants to its other Executive Officers. Messrs. Gabos and Schabel were each granted options to purchase 150,000 shares of the Company’s Common Stock. See “EXECUTIVE COMPENSATION — Option Grants in Last Fiscal Year.” The Committee, in determining the number of option shares to grant to Messrs. Gabos and Schabel, considered a number of factors, including performance within their respective areas of responsibility and those factors specifically described above with respect to the grant to Mr. Byrnes. The Committee also considered the potential long-term contribution of Messrs. Gabos and Schabel to the maximization of Stockholder value.

Stuart H. Altman, Ph.D.	Stuart H. Altman, Ph.D.
Chester B. Black	Chester B. Black
William F. Miller, III	William F. Miller, III
Stock Plan Committee	Compensation Committee

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information with respect to compensation plans under which equity securities of the Company were authorized for issuance as of December 31, 2003.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	11,087,450	$20.94	1,059,150
Equity compensation plans not approved by security holders	None	N/A	None
Total	11,087,450	$20.94	1,059,150

Performance Graph

The following graph shows changes over the last five years in the value of $100 invested in the Company, the NASDAQ Health Stocks Index, and the NASDAQ Stock Market (U.S.) Index. The value of each investment is based on share price appreciation, with reinvestment of all dividends. The investments are assumed to have occurred at the beginning of the period presented.

Comparison of Cumulative Total Return of
Lincare Holdings Inc.,
NASDAQ Health Stocks Index,
and the NASDAQ Stock Market (U.S.) Index

	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003
Lincare Holdings Inc.	100.0	85.5	140.7	141.3	155.9	148.3
NASDAQ Health Services Stocks	100.0	80.4	110.4	119.4	102.9	157.3
NASDAQ Stock Market (U.S.)	100.0	185.4	111.8	88.8	61.4	91.8

Approval of the 2004 Stock Plan

The Board of Directors approved the Lincare Holdings Inc. 2004 Stock Plan (the “2004 Plan”) on February 23, 2004. The 2004 Plan provides an opportunity for employees, officers, directors and other eligible participants of the Company and its subsidiaries to acquire Common Stock. The 2004 Plan provides for the granting of “non-qualified stock options” and “incentive stock options” to acquire Common Stock and/or the granting of rights to acquire Common Stock on a “restricted stock” basis. If approved by the Stockholders, the Company will be authorized to issue an aggregate of 4,000,000 shares of Common Stock under the 2004 Plan. The market value of the shares of Common Stock underlying the stock options or restricted stock that may be granted under the 2004 Plan as of March 31, 2004 was approximately $125.6 million. Subject to certain adjustments, under the 2004 Plan, no more than 800,000 shares or options to acquire shares of Common Stock will be granted to any one person during any fiscal year.

Approximately 7,500 persons are eligible to participate in the 2004 Plan on terms determined by the Board of Directors. The terms and conditions of individual option agreements and restricted awards may vary, subject to the following guidelines: (i) the option price of incentive stock options and non-qualified stock options may not be less than the market value of the Company’s Common Stock on the date of grant; and (ii) the term of all incentive stock options and non-qualified stock options may not exceed ten years from the date of grant.

The 2004 Plan will be administered by the Stock Plan Committee of the Board of Directors. See “INFORMATION REGARDING THE BOARD OF DIRECTORS — Committees and Meetings of the Board of Directors.” The committee will determine (i) which Employees shall be granted an option to purchase Common Stock and/or restricted stock under the 2004 Plan (an “Award”); (ii) the number of shares for which an Employee will be granted such an Award; (iii) the amount to be paid by the Employee upon exercise of an Award; (iv) the time or times and the conditions subject to which Awards may be made and become exercisable; and (v) the form of consideration that may be used to pay for shares issued upon exercise of such Award.

The 2004 Plan will be effective immediately upon approval by the Stockholders. As of the date of this Proxy Statement, no Awards have been made, and no benefits have been received by or allocated to any Director, Executive Officer or other participant under the 2004 Plan. Because the level of Awards granted to any participant, including Directors and Executive Officers, is determined in the discretion of the Stock Plan Committee, the amount to be received by or allocated to any such person under the 2004 Plan is not determinable at this time.

The issuance of a nonqualified stock option under the 2004 Plan will not result in any taxable income to the recipient or a tax deduction to the Company at the time of the grant. Generally, a participant to whom a nonqualified stock option has been granted will recognize ordinary income in an amount equal to the excess of the fair market value of shares on the date of exercise over the option price at the time the Employee exercises the option and receives shares of Common Stock. The Company is entitled to a tax deduction corresponding to the amount of income recognized by the participant for the year in which the participant recognizes such income.

Neither receipt nor exercise of an incentive stock option is a taxable event to the participant, and if the recipient does not dispose of the shares of Common Stock acquired under an incentive stock option prior to the expiration of the requisite holding periods described below, any gain resulting from the sale of such shares is a long-term capital gain. In such case, the Company is not entitled to any tax deduction with respect to the grant or the exercise of the option. The minimum statutory holding periods are two years from the date the option is granted and one year from the date the participant acquires the shares of Common Stock pursuant to an exercise. If the shares of Common Stock are disposed of before the end of either of such statutory holding periods, the lesser of (i) the difference between the option price and the fair market value of such shares on the date of exercise or (ii) the total amount of gain realized on the sale, must be reported by the participant as ordinary income and the Company will be entitled to a tax deduction in that amount. The remaining gain, if any, will be taxed to the participant as long- or short-term capital gain depending on how long the participant held the shares.

Generally, the recipient of a restricted stock award will recognize ordinary income for Federal income tax purposes in an amount equal to the fair market value of such shares of Common Stock received at the time the shares first become transferable or are no longer subject to forfeiture, and such amount will then be deductible for Federal income tax purposes by the Company. Alternatively, if the recipient of a restricted stock award so elects, he will recognize ordinary income on the date of grant in an amount equal to the excess of the fair market value of the shares of Common Stock over the purchase price, if any, paid by the Employee for such Common Stock, and such amount will then be deductible by the Company.

The Company’s Board of Directors has approved, and recommends to the Stockholders the adoption and approval of, the 2004 Plan. The 2004 Plan will be approved upon an affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF APPROVING THE 2004 PLAN, AND UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF SUCH APPROVAL.

Audit Committee Report

The Audit Committee of the Board of Directors (for purposes of this report, the “Committee”) is composed of three independent directors. The Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Committee’s composition and meetings. A copy of this charter is attached to this Proxy Statement as Exhibit A.

The Committee has prepared this report on its activities with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2003 (the “audited financial statements”).

(1)	The Committee has reviewed and discussed the audited financial statements with management and KPMG LLP, the Company’s independent auditors;

(2)	The Committee has discussed with KPMG LLP the matters required to be discussed by Statements on Auditing Standards No. 61 (Communication with Audit Committees), as amended;

(3)	The Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP its independence from the Company;

(4)	Based on its review and discussions with management and the independent auditors of the Company’s audited consolidated financial statements referred to above and relying thereon, and its review of the independent auditor’s report on such financial statements, the Committee has recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed with the U.S. Securities and Exchange Commission; and

(5)	The Committee has reviewed and discussed the fees paid to KPMG LLP during the last fiscal year for audit and non-audit services (See “FEES PAID TO KPMG LLP”) and has determined that the provision of the specified non-audit services is compatible with the auditor’s independence.

Frank T. Cary, Chair Frank D. Byrne, M.D. William F. Miller, III Audit Committee

Information Regarding the Independent Auditors of the Company

Independent Auditors

KPMG LLP has been retained as the Company’s independent auditors for the 2004 fiscal year. Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2003 and 2002 and for KPMG LLP’s reviews of the condensed financial statements included in the Company’s Forms 10-Q filed with the Securities and Exchange Commission during 2002 and 2001 were $168,900 and $160,000, respectively.

Audit-Related Fees

The aggregate fees billed for professional services rendered by KPMG LLP in 2003 and 2002 for the audit of the Company’s 401(k) Plan for the years ended December 31, 2002 and 2001 were $12,000 and $9,700, respectively.

Tax Fees

KPMG LLP performed no services relating to tax compliance, tax advice, and tax planning during 2003 and 2002.

All Other Fees

The aggregate fees billed for other services rendered to the Company by KPMG LLP in 2003 and 2002 were $38,650 and $52,850, respectively. These other services rendered in 2003 were in connection with comfort letter procedures related to the issuance of convertible debt, consent and review of an amendment to an S-3 registration statement and review of a treasury stock repurchase agreement. These other services rendered in 2002 were in connection with the development of a proposed captive insurance structure and the filing of an S-8 registration statement.

The Company’s Audit Committee pre-approves all fees paid to KPMG LLP prior to the provision of services. All fees paid to KPMG LLP for services rendered in 2003 and 2002 were pre-approved by the Audit Committee.

Annual Report

The Company’s 2003 Annual Report, containing audited financial statements for the fiscal years ended December 31, 2003, 2002, and 2001 accompanies this Proxy Statement. Upon written request, the Company will send to Stockholders of record, without charge, a copy of its Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2003, which the Company has filed with the Securities and Exchange Commission. The written request should be directed to the Company’s Investor Relations Department, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple shareholders in each household. The Company will promptly deliver a separate copy of either document to any stockholder upon written request to the Company’s Investor Relations Department, Lincare Holdings Inc., 19387 U.S. 19 North, Clearwater, Florida 33764. Any stockholder who wishes to receive separate copies of the Annual Report to Stockholders and Proxy Statement in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact the Investor Relations Department of the Company at the above address.

Other Matters

At the time of preparation of this Proxy Statement, the Board of Directors knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

Proposals of Stockholders

For stockholder proposals to be considered for inclusion in the proxy materials for the Company’s 2005 Annual Meeting of Stockholders, they must be received by the Secretary of the Company no later than December 13, 2004. In addition, the Bylaws of the Company require that any stockholder intending to present a proposal for action at an Annual Meeting must give timely notice of the proposal in writing, containing the information specified in the Bylaws, to the Secretary of the Company. To be considered timely notice, a stockholder’s notice must be received by the Secretary at the principal office of the Company not less than 90 nor more than 120 calendar days prior to the anniversary date of the prior year’s Annual Meeting of Stockholders. Any stockholder proposal received by the Secretary of the Company after February 16, 2005 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

By Order of the Board of Directors.

PAUL G. GABOS

Chief Financial Officer and Secretary

Clearwater, Florida
April 12, 2004

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Exhibit A

LINCARE HOLDINGS INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

* * * * *

ARTICLE 1. MISSION STATEMENT

The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) in achieving its oversight and monitoring responsibilities to the stockholders relating to the accounting and financial reporting processes, financial controls and audits of the financial statements of the Company.

ARTICLE 2. ORGANIZATION

The Committee shall be composed solely of directors who are independent of management and the Company, as defined by the applicable NASDAQ Marketplace Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (the “Act”). No member of the Committee shall have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. A director who does not meet these requirements may be appointed to the Committee if the Board, under exceptional and limited circumstances as permitted under the Act and applicable NASDAQ rules, determines that membership on the Committee by the individual is required for the best interests of the Company and its stockholders. There shall be at least three directors on the Committee, each of whom, as determined by the Board, shall have a working familiarity with basic finance and accounting practices and the ability to read and understand financial statements, including a company’s balance sheet, income statement and cash flow statement at the time of his or her appointment to the Committee. At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including having been a Chief Executive Officer, Chief Financial Officer or other senior officer with financial oversight responsibilities. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report filed with the Securities and Exchange Commission (the “SEC”), at least one member of the Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules). Members of the Committee may not accept directly or indirectly any consulting, advisory or other compensatory fees from the Company other than for board and committee service and must not be an affiliated person of the Company.

The members of the Committee shall be elected by the Board and shall serve until their successors are duly appointed and qualified, or until the earlier of their death, resignation or removal. Unless a Chairperson is appointed by the full Board, the members of the Committee may designate a Chairperson by majority vote of the full Committee.

ARTICLE 3. AUDIT COMMITTEE RESPONSIBILITIES

The following functions and processes shall be the common recurring activities of the Committee in carrying out its oversight and monitoring responsibilities. These functions and processes are set forth as a guide with the understanding that the Committee may diverge from this guide as necessary and appropriate in carrying out its duties.

•	Maintain direct responsibility for the appointment, compensation, retention and oversight of any registered public accounting firm (the “independent accountants”) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Committee shall have sole authority with respect to these matters, and the independent accountants shall report directly to and be accountable to the Committee in their capacity as the outside auditors of the Company. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants.

•	Review and approve all related-party transactions.

•	Approve in advance the provision by the independent accountants of all permissible non-audit services, as set forth in Section 301 of the Sarbanes-Oxley Act of 2002.

•	Review and ensure receipt from the independent accountants of a formal written statement delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard No. 1.

•	Discuss with the independent accountants any disclosed relationships or services or other matters that may impact the objectivity and independence of the independent accountants and take, or recommend that the full Board take, appropriate action to oversee the independence of the accountants.

•	Meet with the independent accountants and financial management to review and pre-approve the scope of the proposed independent audit of the financial statements (and all other services related thereto) for the current year and the audit procedures to be utilized, and review such audit findings at the conclusion thereof.

•	Review, consider and discuss with management and the independent accountants, as appropriate:

—	Financial statements and related footnotes and the independent accountants’ report thereon, including their report on the adequacy of systems of internal control and any significant recommendations they may offer to improve controls.

—	The independent accountants’ judgements about the quality and appropriateness of the Company’s accounting principles as applied in financial reporting.

—	Any alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants.

—	The adequacy of system-based internal controls over financial reporting and the safeguarding of assets and compliance with laws and regulations.

—	Any difficulties or disagreements with management encountered by the independent accountants during the course of the audit and any instances of second opinions sought by management. The Committee is responsible for resolving any disagreements between management and the independent accountants regarding financial reporting.

—	Other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards and other material written communications between the independent accountants and management.

•	Direct the independent accountants to use best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Committee and the Chief Financial Officer any matters identified in connection with the independent accountants’ review of interim financial information that are required to be discussed by applicable auditing standards. The Committee shall direct management to advise the Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent accountants’ review of interim financial information.

•	Consider whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	Coordinate the Board’s oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct, and receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Rule 13a-14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	Establish procedures for the receipt, retention and treatment of (1) complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review draft sections of the Company’s annual proxy statement relating to Committee functions and prepare the audit committee report to the stockholders required by the Securities and Exchange Commission to be included therein.

•	Maintain minutes or other records of meetings and activities of the Committee.

•	Report Committee actions to the Board with such recommendations as the Committee may deem appropriate.

•	Review and reassess the adequacy of the Committee’s formal written charter on an annual basis and update as determined necessary.

The Committee shall have the authority to engage independent counsel and other advisors it determines necessary to carry out it duties. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants, any advisors employed by the Committee and ordinary administrative expenses that are necessary and appropriate in carrying out the duties of the Committee.

The responsibilities of a member of the Committee are in addition to those for a member of the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in compliance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Also, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s corporate policies.

The Committee shall have such other duties as may be delegated from time to time by the Board.

* * * * *

As updated by the Committee on February 23rd, 2004 and approved by the Board of Directors

Exhibit B

LINCARE HOLDINGS INC.

2004 STOCK PLAN

1.  Purpose. The purpose of the Lincare Holdings Inc. 2004 Stock Plan (the “Plan”) is to promote the interests of Lincare Holdings Inc., a Delaware corporation (the “Company”), and any Subsidiary thereof and the interests of the Company’s stockholders by providing an opportunity to selected employees, officers, directors and consultants of the Company or any Subsidiary thereof as of the date of the adoption of the Plan or at any time thereafter to purchase Common Stock of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees and persons and to encourage such employees and persons to devote their best efforts to the business and financial success of the Company. It is intended that this purpose will be effected by the granting of “non-qualified stock options” and/or “incentive stock options” to acquire the Common Stock of the Company and/or by the granting of rights to purchase the Common Stock of the Company on a “restricted stock” basis. Under the Plan, the Committee shall have the authority (in its sole discretion) to grant “incentive stock options” within the meaning of Section 422(b) of the Code, “non-qualified stock options” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto, or “restricted stock” awards.

2.  Definitions. For purposes of the Plan, the following terms used herein shall have the following meanings, unless a different meaning is clearly required by the context.

2.1.  “Award” shall mean an award of Common Stock or the right to purchase Common Stock granted under the provisions of Section 7 of the Plan.

2.2.  “Board of Directors” shall mean the Board of Directors of the Company.

2.3.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.4.  “Committee” shall mean the committee of the Board of Directors referred to in Section 5 hereof.

2.5.  “Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

2.6.  “Employee” shall mean (i) with respect to an ISO, any person, including an officer or director of the Company, who, at the time an ISO is granted to such person hereunder, is employed on a full-time basis by the Company or any Subsidiary of the Company, and (ii) with respect to a Non-Qualified Option and/or an Award, any person employed by, or performing services for, the Company or any Subsidiary of the Company, including, without limitation, directors and officers.

2.7.  “ISO” shall mean an Option granted to a Participant pursuant to the Plan that constitutes and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code.

2.8.  “Non-Qualified Option” shall mean an Option granted to a Participant pursuant to the Plan that is intended to be, and qualifies as, a “non-qualified stock option” as described in Treasury Regulation Section 1.83-7 or any successor regulation thereto and that shall not constitute nor be treated as an ISO.

2.9.  “Option” shall mean any ISO or Non-Qualified Option granted to an Employee pursuant to the Plan.

2.10.  “Participant” shall mean any Employee to whom an Award and/or an Option is granted under the Plan.

2.11.  “Parent of the Company“ shall have the meaning set forth in Section 424(e) of the Code.

2.12.  “Subsidiary of the Company” shall have the meaning set forth in Section 424(f) of the Code.

3.  Eligibility. Awards and/or Options may be granted to any Employee. The Committee shall have the sole authority to select the persons to whom Awards and/or Options are to be granted hereunder, and to determine whether a person is to be granted a Non-Qualified Option, an ISO or an Award or any combination thereof. No person shall have any right to participate in the Plan. Any person selected by the Committee for participation during any one period will not by virtue of such participation have the right to be selected as a Participant for any other period.

4.  Common Stock Subject to the Plan.

4.1.  Number of Shares. The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan shall not exceed in the aggregate Four Million (4,000,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof). The total number of shares of Common Stock for which Options and/or Awards may be granted under the Plan to any individual in any fiscal year shall not exceed Eight Hundred Thousand (800,000) shares of Common Stock (subject to adjustment as provided in Section 8 hereof).

4.2.  Reissuance. The shares of Common Stock that may be subject to Options and/or Awards granted under the Plan may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock as the Board of Directors may determine. In the event that any outstanding Option expires or is terminated for any reason, the shares allocable to the unexercised portion of such Option may again be subject to an Option and/or Award granted under the Plan. If any shares of Common Stock acquired pursuant to an Award or the exercise of an Option shall have been repurchased by the Company, then such shares shall again become available for issuance pursuant to the Plan.

4.3.  Special ISO Limitations.

(a)  The aggregate fair market value (determined as of the date an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under all Incentive Stock Option Plans of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

(b)  No ISO shall be granted to an Employee who, at the time the ISO is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, unless the option price is at least 110% of the fair market value (determined as of the time the ISO is granted) of the shares of Common Stock subject to the ISO and the ISO by its terms is not exercisable more than five years from the date it is granted.

4.4.  Limitations Not Applicable to Non-Qualified Options or Awards. Notwithstanding any other provision of the Plan, the provisions of Sections 4.3(a) and (b) shall not apply, nor shall be construed to apply, to any Non-Qualified Option or Award granted under the Plan.

5.  Administration of the Plan.

5.1.  Administration. The Plan shall be administered by a committee of the Board of Directors (the “Committee”) established by the Board of Directors and consisting of no less than two persons. All members of the Committee shall be non-employee directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and outside directors within the meaning of Section 162(m) of the Code. The Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

5.2.  Grant of Options/Awards.

(a)  Options. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Options hereunder; (ii)to designate whether any Option to be granted hereunder is to be an ISO or a Non-Qualified Option; (iii) to establish the number of shares of Common Stock that may be issued under each Option; (iv) to determine the time and the conditions subject to which Options may be exercised in whole or in part; (v) to determine the form of the consideration that may be used to purchase shares of Common Stock upon exercise of any Option (including the circumstances under which the Company’s issued and outstanding shares of Common Stock may be used by a Participant to exercise an Option); (vi) to impose restrictions and/or conditions with respect to shares of Common Stock acquired upon exercise of an Option; (vii) to determine the circumstances under which shares of Common Stock acquired upon exercise of any Option may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which shares acquired upon exercise of an Option may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired upon exercise of an Option may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to establish a vesting provision for any Option relating to the time when (or the circumstances under which) the Option may be exercised by a Participant, including, without limitation, vesting provisions that may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (x) to accelerate the time when outstanding Options may be exercised, provided, however, that any ISOs shall be “accelerated” within the meaning of Section 424(h) of the Code; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Option not inconsistent with the provisions of the Plan.

(b)  Awards. The Committee shall have the sole authority and discretion under the Plan (i) to select the Employees who are to be granted Awards hereunder; (ii) to determine the amount to be paid by a Participant to acquire shares of Common Stock pursuant to an Award, which amount may be equal to, more than, or less than 100% of the fair market value of such shares on the date the Award is granted (but in no event less than the par value of such shares); (iii) to determine the time or times and the conditions subject to which Awards may be made; (iv) to determine the time or times and the conditions subject to which the shares of Common Stock subject to an Award are to become vested and no longer subject to repurchase by the Company; (v) to establish transfer restrictions and the terms and conditions on which any such transfer restrictions with respect to shares of Common Stock acquired pursuant to an Award shall lapse; (vi) to establish vesting provisions with respect to any shares of Common Stock subject to an Award, including, without limitation, vesting provisions which may be contingent upon (A) the Company’s meeting specified financial goals, (B) a change of control of the Company or (C) the occurrence of other specified events; (vii) to determine the circumstances under which shares of Common Stock acquired pursuant to an Award may be subject to repurchase by the Company; (viii) to determine the circumstances and conditions subject to which any shares of Common Stock acquired pursuant to an Award may be sold or otherwise transferred, including, without limitation, the circumstances and conditions subject to which a proposed sale of shares of Common Stock acquired pursuant to an Award may be subject to the Company’s right of first refusal (as well as the terms and conditions of any such right of first refusal); (ix) to determine the form of consideration that may be used to purchase shares of Common Stock pursuant to an Award (including the circumstances under which the Company’s issued and outstanding shares of Common Stock may be used by a Participant to purchase the Common Stock subject to an Award); (x) to accelerate the time at which any or all restrictions imposed with respect to any shares of Common Stock subject to an Award will lapse; and (xi) to establish any other terms, restrictions and/or conditions applicable to any Award not inconsistent with the provisions of the Plan.

5.3.  Interpretation. The Committee shall be authorized to interpret the Plan and may, from time to time, adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the purposes of the Plan.

5.4.  Finality. The interpretation and construction by the Committee of any provision of the Plan, any Option and/or Award granted hereunder or any agreement evidencing any such Option and/or Award shall be final and conclusive upon all parties.

5.5.  Voting. Members of the Committee may vote on any matter affecting the administration of the Plan or the granting of Options and/or Awards under the Plan.

5.6.  Expenses, Etc. All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option and/or Award granted hereunder.

6.  Terms and Conditions of Options.

6.1.  ISOs. The terms and conditions of each ISO granted under the Plan shall be specified by the Committee and shall be set forth in an ISO agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each ISO shall be such that each ISO issued hereunder shall constitute and shall be treated as an “incentive stock option” as defined in Section 422(b) of the Code. The terms and conditions of any ISO granted hereunder need not be identical to those of any other ISO granted hereunder.

The terms and conditions of each ISO shall include the following:

(a)  The option price shall be fixed by the Committee but shall in no event be less than 100% (or 110% in the case of an Employee referred to in Section 4.3(b) hereof) of the fair market value of the shares of Common Stock subject to the ISO on the date the ISO is granted. For purposes of the Plan, the fair market value per share of Common Stock as of any day shall mean the average of the closing prices of sales of shares of Common Stock on all national securities exchanges on which the Common Stock may at the time be listed or, if there shall have been no sales on any such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock shall not be so listed, the average of the representative bid and asked prices quoted in the NASDAQ system as of 3:30 p.m., New York time, on such day, or, if on any day the Common Stock shall not be quoted in the NASDAQ system, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization. If at any time the Common Stock is not listed on any national securities exchange or quoted in the NASDAQ system or the over-the-counter market, the fair market value of the shares of Common Stock subject to an Option on the date the ISO is granted shall be the fair market value thereof determined in good faith by the Board of Directors.

(b)  ISOs, by their terms, shall not be transferable otherwise than by will or the laws of descent and distribution, and, during an Optionee’s lifetime, an ISO shall be exercisable only by the Optionee.

(c)  The Committee shall fix the term of all ISOs granted pursuant to the Plan (including the date on which such ISO shall expire and terminate), provided, however, that such term shall in no event exceed ten years from the date on which such ISO is granted (or, in the case of an ISO granted to an Employee referred to in Section 4.3(b) hereof, such term shall in no event exceed five years from the date on which such ISO is granted). Each ISO shall be exercisable in such amount or amounts, under such conditions and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

(d)  To the extent that the Company or any Parent or Subsidiary of the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant as a result of any “disqualifying disposition” of any shares of Common Stock acquired upon exercise of an ISO granted hereunder, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

(e)  In the sole discretion of the Committee the terms and conditions of any ISO may (but need not) include any of the following provisions:

(i) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis for any reason other than as a result of his death or “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one month after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

(ii) In the event a Participant shall cease to be employed by the Company or any Parent or Subsidiary of the Company on a full-time basis by reason of his “disability” (within the meaning of Section 22(e)(3) of the Code), the unexercised portion of any ISO held by such Participant at that time may only be exercised within one year after the date on which the Participant ceased to be so employed, and only to the extent that the Participant could have otherwise exercised such ISO as of the date on which he ceased to be so employed.

(iii) In the event a Participant shall die while in the full-time employ of the Company or a Parent or Subsidiary of the Company (or within a period of one month after ceasing to be an Employee for any reason other than his “disability” or within a period of one year after ceasing to be an Employee by reason of such “disability”), the unexercised portion of any ISO held by such Participant at the time of his death may only be exercised within one year after the date of such Participant’s death, and only to the extent that the Participant could have otherwise exercised such ISO at the time of his death. In such event, such ISO may be exercised by the executor or administrator of the Participant’s estate or by any person or persons who shall have acquired the ISO directly from the Participant by bequest or inheritance.

6.2.  Non-Qualified Options. The terms and conditions of each Non-Qualified Option granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written option agreement between the Company and the Participant in such form as the Committee shall approve. The terms and conditions of each Non-Qualified Option will be such (and each Non-Qualified Option Agreement shall expressly so state) that each Non-Qualified Option issued hereunder shall not constitute nor be treated as an “incentive stock option” as defined in Section 422(b) of the Code but will be a “non-qualified stock option” for Federal, state and local income tax purposes. The terms and conditions of any Non-Qualified Option granted hereunder need not be identical to those of any other Non-Qualified Option granted hereunder.

The terms and conditions of each Non-Qualified Option Agreement shall include the following:

(a)  The option (exercise) price shall be fixed by the Committee and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Non-Qualified Option on the date such Non-Qualified Option is granted.

(b)  The Committee shall fix the term of all Non-Qualified Options granted pursuant to the Plan (including the date on which such Non-Qualified Option shall expire and terminate). Such term may be more than ten years from the date on which such Non-Qualified Option is granted. Each Non-Qualified Option shall be exercisable in such amount or amounts, under such conditions (including provisions governing the rights to exercise such Non-Qualified Option), and at such times or intervals or in such installments as shall be determined by the Committee in its sole discretion.

(c)  To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by any Participant in respect of a Non-Qualified Option granted hereunder or in respect of any shares of Common Stock acquired upon exercise of a Non-Qualified Option, the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Board of Directors in its sole discretion.

7.  Terms and Conditions of Awards. The terms and conditions of each Award granted under the Plan shall be specified by the Committee, in its sole discretion, and shall be set forth in a written agreement between the Participant and the Company, in such form as the Committee shall approve. The terms and provisions of any Award granted hereunder need not be identical to those of any other Award granted hereunder.

The terms and conditions of each Award shall include the following:

(a)  The amount to be paid by a Participant to acquire the shares of Common Stock pursuant to an Award shall be fixed by the Board of Directors (or the Committee) and may be equal to, more than or less than 100% of the fair market value of the shares of Common Stock subject to the Award on the date the Award is granted. The Award may provide for the issuance of shares of common stock as a stock bonus for no consideration other than services rendered.

(b)  Each Award shall contain such vesting provisions, such transfer restrictions and such other restrictions and conditions as the Committee, in its sole discretion, may determine, including, without limitation, the circumstances under which the Company shall have the right and option to repurchase shares of Common Stock acquired pursuant to an Award.

(c)  Stock certificates representing Common Stock acquired pursuant to an Award shall bear a legend referring to the restrictions imposed on such Stock and such other matters as the Committee may determine.

(d)  To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of an Award granted hereunder, or in respect of any shares acquired pursuant to an Award, or in respect of the vesting of any such shares of Common Stock, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld or, if such payments are insufficient to satisfy such Federal, state or local taxes, or if no such payments are due or to become due to such Participant, then, such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee in its sole discretion.

8.  Adjustments. In the event that, after the adoption of the Plan by the Board of Directors, the outstanding shares of the Company’s Common Stock shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Common Stock, the Board of Directors shall appropriately adjust (i) the number of shares of Common Stock (and the option price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), provided, however, that the limitations of Section 424 of the Code shall apply with respect to adjustments made to ISOs; (ii) the number of shares of Common Stock to be acquired (and the purchase price, if any) pursuant to an Award which have not become vested, and (iii) the number of shares of Common Stock for which Options and/or Awards may be granted under the Plan, as set forth in Section 4.1 hereof, and such adjustments shall be effective and binding for all purposes of the Plan.

9.  Effect of the Plan on Employment Relationship. Neither the Plan nor any Option and/or Award granted hereunder to a Participant shall be construed as conferring upon such Participant any right to continue in the employ of (or otherwise provide services to) the Company or any Subsidiary or Parent thereof, or limit in any respect the right of the Company or any Subsidiary or Parent thereof to terminate such Participant’s employment or other relationship with the Company or any Subsidiary or Parent, as the case may be, at any time.

10.  Amendments of the Plan. The Board of Directors may amend, alter or discontinue the Plan, except that (i) no amendment of alteration that would impair the rights of any Optionee under any Option granted hereunder, or any Awardee of an Award granted hereunder, shall be made without his or her consent, and (ii) without the approval of the holders of a majority of the shares of Common Stock present or represented and entitled to vote thereon at a meeting of stockholders, no amendment of alteration shall be made that would:

(a)  modify the terms of ISOs in any manner that would require shareholder approval under Section 422 of the Code;

(b)  increase the total number of shares of Common Stock issuable under the Plan, except in accordance with Section 8 hereof;

(c)  materially modify the requirements as to eligibility for participation in the Plan;

(d)  materially increase the benefits accruing to Participants;

(e)  cause the Plan not to comply with the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended; or

(f)  modify any other terms of the Plan so as to require stockholder approval under the rules of NASDAQ;

except to conform the Plan to changes in the Code or other applicable law.

11.  Termination of the Plan. The Board of Directors may terminate the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board of Directors, the Plan shall terminate ten years after the date of its initial adoption by the Board of Directors. No Option and/or Award may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option and/or Award theretofore granted under the Plan.

12.  Governing Law. The provisions of the Plan and all Awards and Options granted hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any applicable conflicts of laws principles.

13.  Effective Date of the Plan. The Plan shall be effective upon shareholder approval.

LINCARE HOLDINGS INC. ATTN: INVESTOR RELATIONS 19387 U.S. 19 NORTH CLEARWATER, FL 33764	VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Lincare Holdings Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LINCR1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LINCARE HOLDINGS INC.

The Board of Directors Recommends a Vote FOR the listed nominees.
Vote On Directors			For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of Directors
	Nominees:		0	0	0
	01) J.P. Byrnes	04) F.D. Byrne, M.D.
	02) S.H. Altman, Ph.D.	05) F.T. Cary
	03) C.B. Black	06) W.F. Miller, III

Vote On Proposal

The Board of Directors Recommends a Vote FOR the following resolution.						For	Against	Abstain

2.	Approval of the Company’s 2004 Stock Plan.					0	0	0

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Lincare Holdings Inc.

Meeting Details
Proxy Solicited by Board of Directors for Annual Meeting — May 17, 2004

The undersigned appoints John P. Byrnes and Paul G. Gabos and either of them, as proxies, to vote all shares of Common Stock of Lincare Holdings Inc. (the “Company”) held of record by the undersigned as of March 31, 2004, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn Select, 3535 Ulmerton Road, Clearwater, Florida on Monday, May 17, 2004, at 11:00 A.M. and all adjournments thereof, upon the matters noted on the reverse side.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals (1) and (2).

(Continued and to be voted on reverse side.)